EXHIBIT 10.1

                                    AGREEMENT

            THIS AGREEMENT is made as of October 27, 2008 by and among the following parties (individually a "Party" and collectively the "Parties"):

            (1) Gyrodyne Company of America, Inc., a New York corporation (the "Company");

            (2) the following parties (each individually a "Bulldog Investor" and collectively the "Bulldog Investors"): Full Value Partners L.P., a Delaware limited partnership ("Full Value"), Opportunity Partners L.P., an Ohio limited partnership ("Opportunity Partners"), Opportunity Income Plus Fund L.P., a Delaware limited partnership ("Opportunity Income"), Full Value Offshore Partners L.P., a Cayman Islands exempted limited partnership ("Offshore"), Full Value Special Situations Fund L.P., a Delaware limited partnership ("Special Situations"), Kimball & Winthrop, Inc., an Ohio corporation and general partner of Opportunity Partners, Full Value Advisors LLC, a New Jersey limited liability company and general partner of Full Value and Offshore, Spar Advisors, LLC, a New York limited liability company and general partner of Opportunity Income, Full Value Special Situations Fund GP LLC, a Delaware limited liability company and general partner of Special Situations, Bulldog Investors, a "doing business as" name for Full Value and Opportunity Partners, Mr. Phillip Goldstein, Mr. Andrew Dakos and each Affiliate and Associate of each of the foregoing; and

            (3) Mr. Naveen Bhatia.

Capitalized terms used herein but not otherwise defined shall have the meaning set forth in Article 5 of this Agreement.

                                    RECITALS

            A. As of the date of this Agreement, the Bulldog Investors Beneficially Own, and have the right to vote, 225,246 shares of the Company's common stock, par value $1.00 (the "Company Common Stock"), representing approximately 17.46% of the outstanding Company Common Stock;

            B. Upon the recommendation of the Bulldog Investors, the Company's Nominating Committee has considered and recommended the nomination of Mr. Bhatia for election as a director of the Company at the 2008 Annual Meeting of Shareholders of the Company (the "2008 Annual Meeting") and the Board of Directors of the Company (the "Board") has considered the Nominating Committee's recommendation that Mr. Bhatia be nominated for election as a director; and

            C. Concurrent with the execution and delivery of this Agreement, Mr. Bhatia has agreed to enter into a Confidentiality Agreement with the Company.

                                    ARTICLE 1

                      BOARD COMPOSITION AND RELATED MATTERS

            Section 1.1. The Company represents and warrants to the other Parties that the Board, in connection with its approval of this Agreement and subject to the execution and delivery of this Agreement by all Parties, has resolved to nominate Mr. Bhatia for election as a director of the Company at the 2008 Annual Meeting to serve in the class of directors with terms ending in 2011 and to recommend (and not withdraw such recommendation) to the shareholders of the Company that they vote for Mr. Bhatia at the 2008 Annual Meeting.

            Section 1.2. Mr. Bhatia hereby confirms:

            (a) his consent to serve on the Board if elected pursuant to Section
1.1 hereof; and

            (b) his agreement to fully comply with any and all policies and procedures of the Company, including corporate governance and insider trading policies, as the same may be amended from time to time; provided that the effect of any such policy or procedure does not discriminate among members of the Board or require any director to violate the law or breach such director's fiduciary duties under applicable law.

                                    ARTICLE 2

                        ACTIONS BY THE BULLDOG INVESTORS

            Section 2.1. The Bulldog Investors shall not, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board:

            (a) consistent with the terms of the Rights Agreement, dated as of August 10, 2004, by and between Gyrodyne Company of America, Inc. and Registrar and Transfer Company, as Rights Agent which generally restricts the acquisition of Beneficial Ownership of 20% or more of the Company's Voting Securities, acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis, provided that any such securities so received will be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other "group" as defined under Section 13(d) of the 1934 Act or otherwise, any Voting Securities, or otherwise become the Economic Owner of any such securities, if after giving effect to such acquisition the Bulldog Investors individually or together with any other Person with whom the Bulldog Investors have any agreement, understanding or arrangement with respect to Voting Securities, would be the Economic Owner of 20% or more of the Company's outstanding Voting Securities; provided that for the purposes of computing the Economic Ownership at the time of any purchase, the number of outstanding Voting Securities will be determined by the latest available Company filing with the Securities and Exchange Commission (the "SEC"); and further provided that notwithstanding any provision of this Agreement to the contrary, the Bulldog Investors shall not be required to divest any Voting Securities if they become the Economic Owner of 20% or more of the Company's outstanding Voting Securities solely due to a reduction in the number of Voting Securities outstanding.

            (b) solicit proxies or written consents of shareholders, or any other person with the right to vote or power to give or withhold consent in respect of Voting Securities, or conduct, encourage, participate or engage in, or otherwise seek to influence in any manner, any other type of referendum (binding or non-binding) with respect to any matter, or from the holders of Voting Securities or any other person with the right to vote or power to give or withhold consent in respect of Voting Securities, or make, or in any way participate, influence or engage in (other than by voting their Voting Securities in a manner that does not violate this Agreement), any "solicitation" of any "proxy" (as such terms are used in the proxy rules of the SEC), consent or other authority to vote any Voting Securities, with respect to any matter, or participate directly or indirectly in any contested solicitation with respect to the Company, including without limitation relating to the removal or the election of directors;

            (c) form or join in a partnership, limited partnership, syndicate or other group, including without limitation a "group" as defined under Section 13(d) of the 1934 Act, with respect to Voting Securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in Section 2.1(b), or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement, other than solely with other Bulldog Investors with respect to Voting Securities now or hereafter Beneficially Owned by them or pursuant to this Agreement;

            (d) act, alone or in concert with others, to seek to control or influence, in any manner, the management, the Board or the policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors of the Company or propose any matter to be voted upon by the shareholders of the Company;

            (e) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any Extraordinary Transaction of or involving the Company or the securities or assets of the Company;

            (f) seek to have called, or cause to be called, any meeting of shareholders of the Company;

            (g) make any public demand to inspect the books and records of the Company or demand a copy of the Company's stock ledger list, including pursuant to any statutory rights that the Bulldog Investors may have;

            (h) make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company on or following the date of this
Agreement: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format (including on the Internet), (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) or (iv) in any letter or other communication to or with any shareholder of the Company;

            (i) request the Company to amend, waive or terminate any provision of this Agreement (including this sentence);

            (j) take any action which will require the Company to make a public announcement regarding the possibility of an Extraordinary Transaction;

            (k) make any proposal (including publicly disclose or discuss any proposal) or have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

            (l) take or cause or induce others to take any action inconsistent with any of the foregoing.

            Section 2.2. The Bulldog Investors will cause all Voting Securities for which they have the right to vote as of the record date for any meeting of shareholders to be present for quorum purposes and to be voted at any such meeting for the election of directors in the manner recommended by the Board.

            Section 2.3. The Bulldog Investors will be released from the obligations set forth in this Article 2 on the date that is thirty (30) days before the last date on which a shareholder of the Company may submit nominations for the Board in connection with the 2011 Annual Meeting of Shareholders of the Company.

                                    ARTICLE 3

                             ACTIONS BY THE COMPANY

            Section 3.1. Unless and until the Bulldog Investors are released from their obligations under Article II pursuant to Section 2.3 hereof, the Company shall not make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, any of the Bulldog Investors, any of their officers, directors, partners or members or any person who has served as an officer, director, partner or member of any of the Bulldog Investors: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format (including on the Internet),
(iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) or (iv) in any letter or other communication to or with any shareholder of the Company.

                                    ARTICLE 4

                     CERTAIN REPRESENTATIONS AND WARRANTIES

            Section 4.1. The Company represents and warrants to each of the other Parties that:

            (a) the Company's execution, delivery and performance of this Agreement has been approved by the Board and does not violate its Restated Certificate of Incorporation, its Amended and Restated Bylaws or the New York Business Corporation Law, or any agreement to which it is a party; and

            (b) this Agreement constitutes the Company's valid and binding obligation, enforceable against it in accordance with the terms thereof.

            Section 4.2. Each of the Bulldog Investors represents and warrants to the Company that:

            (a) if the Bulldog Investor making such representation and warranty is not a natural person, its execution, delivery and performance of this Agreement has been approved by its respective general partner, managing member, board of directors, trustee or other governing body or authority, as the case may be, and does not violate its respective organizational or constituent document;

            (b) its execution, delivery and performance of this Agreement does not violate any agreement to which it is a party or any of its constituent documents;

            (c) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms thereof;

            (d) it has consulted with counsel of its choice in connection with its decision to enter into and be bound by this Agreement or waived its right to so consult;

            (e) Recital A to this Agreement is a true statement of the aggregate number of Voting Securities Beneficially Owned by the Bulldog Investors; and

            (f) the Bulldog Investors and Mr. Bhatia have no agreement to acquire, hold, vote or dispose of any Voting Securities of the Company.

            Section 4.3. Mr. Bhatia represents and warrants to the Company that:

            (a) the execution, delivery and performance of this Agreement does not violate any agreement to which he is a party;

            (b) this Agreement constitutes a valid and binding obligation, enforceable against him in accordance with the terms thereof;

            (c) he has consulted with counsel of his choice in connection with his decision to enter into and be bound by this Agreement; and

            (d) Mr. Bhatia and the Bulldog Investors have no agreement to acquire, hold, vote or dispose of any Voting Securities of the Company.

                                    ARTICLE 5

                   CERTAIN ANNOUNCEMENTS AND OTHER DISCLOSURES

            Section 5.1. The Company shall announce this Agreement and the material terms hereof by means of a mutually agreed upon press release in the form attached hereto as Exhibit A (the "Press Release") as soon as practicable on or after the date hereof.

            Section 5.2. Except as set forth in Section 5.1, neither the Company, Mr. Bhatia nor the Bulldog Investors shall make any public announcement or statement concerning this Agreement or comment on this Agreement; provided, however, that any Party may make such announcement, statement or comment concerning this Agreement as is required by law or the rules of any stock exchange; provided further, however, that such announcement may only be made with the prior written consent of the other Parties, such consent not to be unreasonably withheld.

                                    ARTICLE 6

                               CERTAIN DEFINITIONS

            Section 6.1. In addition to the other definitions contained elsewhere in this Agreement, the following terms shall have the meanings specified below for the purposes hereof:

            "Affiliate" has the meaning ascribed to it in Rule 12b-2 promulgated under the 1934 Act.

            "Associate" has the meaning ascribed to it in Rule 12b-2 promulgated under the 1934 Act.

            "Beneficial Owner" and "Beneficially Own" have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided, however, that for purposes of this Agreement, any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Voting Securities, regardless of the time period during, or the time at which, it may be exercised, and regardless of the consideration paid, shall be deemed to give the holder thereof beneficial ownership of the Voting Securities to which it relates.

            "Economic Owner" and "Economically Own" will have the same meanings as "Beneficial Owner" and "Beneficially Own," except that a Person will also be deemed to economically own and to be the economic owner of (i) all shares of Company Common Stock that such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and (ii) all shares of Company Common Stock in which the Person has any economic interest, including, without limitation, pursuant to any short positions, profit interests, options, hedging transactions, borrowed or loaned shares, swaps or other derivative security, contract or instruction in any way related to the price of shares of Company Common Stock.

            "Extraordinary Transaction" means any merger, consolidation, business combination, tender or exchange offer, restructuring, liquidation, recapitalization, dissolution, or similar transaction involving the Company.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC under such statute.

            "Person" means a natural person or any legal, commercial or governmental entity, including, but not limited to, a corporation, partnership, joint venture, trust, limited liability company, group acting in concert or any person acting in a representative capacity.

            "Voting Securities" means any securities of the Company entitled, or which may be entitled, to vote in the election of directors, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or other contingencies.

                                    ARTICLE 7

                                  MISCELLANEOUS

            Section 7.1. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any and all prior representations, agreements or understandings, whether written or oral, between or among any of them with respect to such subject matter. This Agreement may be amended only by a written agreement duly executed by the Parties.

            Section 7.2. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or
(b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

            if to the Company:

                  Gyrodyne Company of America, Inc.
                  1 Flowerfield, Suite 24
                  St. James, New York 11780
                  Facsimile: (631) 584-7075
                  Attention: Stephen V. Maroney, President and
                             Chief Executive Officer

            with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York 10281
                  Facsimile: (212) 504-6666
                  Attention: Dennis J. Block, Esq.

            if to the Bulldog Investors:

                  Bulldog Investors
                  60 Heritage Drive
                  Pleasantville, New York 10570
                  Facsimile: (914) 747-2150  (201) 556-0097
                  Attention: Phillip Goldstein
                             Andrew Dakos

            if to Naveen Bhatia:

                  1251 Avenue of the Americas, Suite 936
                  New York, NY 10020
                  Facsimile: (212) 554-2522

            Section 7.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

            Section 7.4. Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the Parties. This Agreement shall confer no rights or benefits upon any Person other than the Parties.

            Section 7.5. Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

            Section 7.6. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which shall together constitute a single instrument.

            Section 7.7. Authorized Representative. Each of the Bulldog Investors hereby appoints Mr. Goldstein as the authorized representative of such Bulldog Investor for all purposes of this Agreement (including, without limitation, the giving of binding approvals and waivers) and the Company shall be entitled to deal with Mr. Goldstein accordingly.

            Section 7.8. Remedies. (a) Each Party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder, including an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in New York County in the State of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

            (b) Each Party hereto agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in any state or federal court in New York County in the State of New York (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.2 will be effective service of process for any such action, suit or proceeding brought against any Party in any such court. Each Party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the state or federal courts in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, this Agreement has been executed by each of the Parties, through their respective duly authorized representative, as of the date first above written.


GYRODYNE COMPANY OF AMERICA, INC.      FULL VALUE PARTNERS L.P.

                                       By: Full Value Advisors LLC, General
                                           Partner


By: /s/ Stephen V. Maroney             By: /s/ Phillip Goldstein
    --------------------------------       ------------------------------------
    Name: Stephen V. Maroney               Name: Phillip Goldstein
    Title: President and Chief             Title: Managing Member
           Executive Officer


                                       OPPORTUNITY PARTNERS L.P.

                                       By: Kimball & Winthrop, Inc.,
                                           General Partner


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: President


                                       OPPORTUNITY INCOME PLUS FUND L.P.

                                       By: Spar Advisors, LLC, General
                                           Partner


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: Managing Member


                                       FULL VALUE OFFSHORE PARTNERS L.P.

                                       By: Full Value Advisors LLC, General
                                           Partner


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: Managing Member


                                       FULL VALUE SPECIAL SITUATIONS FUND L.P.

                                       By: Full Value Special Situations Fund
                                           GP LLC, General Partner


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: Managing Member


                                       FULL VALUE ADVISORS LLC


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: Managing Member


                                       KIMBALL & WINTHROP, INC.


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: President


                                       SPAR ADVISORS, LLC


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: Managing Member


                                       FULL VALUE SPECIAL SITUATIONS FUND GP LLC


                                       By: /s/ Phillip Goldstein
                                           -------------------------------------
                                           Name: Phillip Goldstein
                                           Title: Managing Member


                                       /s/ Phillip Goldstein
                                       -----------------------------------------
                                       PHILLIP GOLDSTEIN


                                       /s/ Andrew Dakos
                                       -----------------------------------------
                                       ANDREW DAKOS


                                       /s/ Naveen Bhatia
                                       -----------------------------------------
                                       NAVEEN BHATIA